UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                April 24, 2018

Home Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-34190	71-1051785
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

503 Kaliste Saloom Road, Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       (337) 237-1960

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02	Results of Operations and Financial Condition

On April 24, 2018, the Registrant announced its results of operations for the quarter ended March 31, 2018. A copy of the related press release (the “Press Release”) is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Press Release attached hereto as Exhibit 99.1 is being furnished to the SEC and shall not be deemed to be “filed” for any purpose except as otherwise provided herein.

ITEM 8.01	Other Events

On April 24, 2018, the Registrant announced that its Board of Directors declared a cash dividend in the amount of $0.17 per share. The cash dividend will be paid on May 18, 2018 to shareholders of record at the close of business on May 7, 2018.

On April 24, 2018, Home Bancorp, Inc. (the “Company”) issued a press release announcing the death of Mrs. Kathy J. Bobbs, a member of the Company’s Board of Directors. She passed away unexpectedly on Saturday, April 21, 2018. The Company has not made a determination at this time to fill the vacancy on the Board of Directors created by the passing of Mrs. Bobbs. A copy of the related press release (the “Press Release”) is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibit is filed herewith.

Exhibit Number	Description
99.1	Press Release – Results of Operations and Financial Condition, dated April 24, 2018
99.2	Press Release – Death of Director Bobbs, dated April 24, 2018

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME BANCORP, INC.

Date: April 24, 2018	By:	/s/ John W. Bordelon
John W. Bordelon
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release – Results of Operations and Financial Condition, dated April 24, 2018
99.2	Press Release – Death of Director Bobbs, dated April 24, 2018